Exhibit 99.6

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of February 1, 2006, is entered into between Fidelity National Information Services, Inc. (formerly known as Certegy Inc.), a Georgia corporation (the “Company”) and Bank of America, N.A. (the “Administrative Agent”) under that certain Credit Agreement, dated as of March 9, 2005 among Fidelity National Information Solutions, Inc. (“Solutions”), Fidelity National Tax Service, Inc. (“Tax”), C Co Merger Sub LLC (formerly known as Fidelity National Information Services, Inc.) (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (in such capacity, the “Administrative Agent”) (as the same may be amended, modified, extended or restated from time to time, the “Credit Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The Company and the Administrative Agent hereby agree as follows:

1.             The Company hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Company will be deemed to be a Borrower and a Guarantor Party under the Credit Agreement for all purposes of the Credit Agreement and the other Loan Documents and shall have all of the obligations of a Borrower and a Guarantor Party thereunder as if it had executed the Credit Agreement.  The Company agrees to be bound by all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the representations and warranties of a Borrower set forth in Article 5 of the Credit Agreement, (b) all of the covenants set forth in Articles 6 and 7 of the Credit Agreement and (c) all of the guaranty obligations set forth in Article 10 of the Credit Agreement.

2.             Without limiting the generality of the terms of paragraph 1, the Company, subject to the limitations set forth in Article 10 of the Credit Agreement, hereby guarantees, jointly and severally with the other Guarantor Parties as provided in Article 10 of the Credit Agreement, the prompt payment and performance of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and agrees that if any of the Guaranteed Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Company will, jointly and severally together with the other Guarantor Parties, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.             The Company hereby represents and warrants to the Agents and the Lenders that:

(a)                                  The execution, delivery and performance by the Company of this Agreement (i) are within its corporate or other powers, (ii) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (iii) do not and will not (A) contravene the terms of any of the Organization Documents of the Company, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under, (1) any Junior Financing Documentation, (2) any other Contractual Obligation to which the Company is a party or affecting the Company or the properties of the Company or any of its Subsidiaries or (3) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which the Company or its property is subject; or (C) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (B) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b)                                 This Agreement has been duly executed and delivered by the Company.  This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

(c)                                  The schedules attached hereto as Schedules 1.01B, 1.01E, 7.01, 7.02 and 7.03 accurately set forth the information required for such schedules under the Credit Agreement as amended by Amendment No. 1.

4.                                       The address of the Company for purposes of Section 11.02 of the Credit Agreement is as follows:

Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida  32204

5.                                       This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6.                                       (a)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE COMPANY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR

HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

(c)                               EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

FIDELITY NATIONAL INFORMATION
SERVICES, INC., (formerly known as Certegy,
Inc.), a Georgia corporation

		By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Senior Vice President

Acknowledged and accepted:

BANK OF AMERICA, N.A.

By:	/s/ Liliana Claar
Name:	Liliana Claar
Title:	Vice President

SIGNATURE PAGE TO JOINDER AGREEMENT